EXHIBIT 1.01

CONFLICT MINERALS REPORT

MICROCHIP TECHNOLOGY INCORPORATED
In Accord with Rule 13p-1 under the Securities Exchange Act of 1934

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1"). Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"). Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as gold, and cassiterite, columbite-tantalite, and wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten.
If a registrant has reason to believe that any Conflict Minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of Conflict Minerals or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the conflict minerals. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. This report is Microchip Technology Incorporated's CMR for the reporting calendar year ended December 31, 2015.
This report is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as "DRC Conflict Free," the CMR is not subject to an independent private sector audit ("IPSA").
1.    COMPANY OVERVIEW
Microchip Technology Incorporated develops, manufactures, contracts to manufacture, and sells specialized semiconductor products used by its customers in a wide variety of embedded control applications. Microchip Technology Incorporated was incorporated in Delaware in 1989. In this CMR, "we," "us," and "our" each refer to Microchip Technology Incorporated and its subsidiaries (in the aggregate, "Microchip"). Our executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200.
Our Internet address is www.microchip.com. This CMR will be posted on our website with our other SEC filings under About Us/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC. All of our SEC filings available on our website are free of charge. The information on our website is not incorporated into this CMR.
Notice of Acquisition of Atmel Corporation
Microchip acquired Atmel Corporation ("Atmel") on April 4, 2016. Atmel filed its Form SD for Conflict Minerals with attached Conflict Minerals Report for calendar year 2014 on May 29, 2015. However, because Atmel is no longer listed on a publicly-traded stock exchange, it cannot file an independent Form SD for Conflict Minerals with attached Conflict Minerals Report for calendar year 2015.
Both Atmel's and Microchip's Reasonable Country of Origin Inquiry ("RCOI") concluded in the Fall of 2015, well in advance of the Atmel acquisition. As a result, Microchip did not have oversight or the opportunity to integrate the Atmel program for the 2015 reporting period. The statements below summarize Microchip's understanding of Atmel's program in 2015:

•	Atmel supported the Electronic Industry Citizenship Coalition ("EICC") and Global e-Sustainability Initiative (GeSI) Conflict Free Sourcing Initiative.

•
Atmel conducted a 2015 Reasonable Country of Origin Inquiry ("RCOI") using the industry-standard Conflict Minerals Reporting Template ("CMRT") and the Reasonable Country of Origin Inquiry ("RCOI") report available to Atmel through its Conflict Free Sourcing Initiative ("CFSI") membership.

•
Atmel conducted limited due diligence on the reported smelter set. Primarily, the due diligence consisted of comparison of the smelter set to the CFSI smelter status lists. All reported smelters for integrated circuits were either listed on the CFSI-compliant smelter list or, in one case, the CFSI-active smelter list. No risk of irresponsible sourcing within the Covered Countries was identified.

•	Atmel made no conflict status determination for its products or company and, therefore, did not undergo an Independent Public Sector Audit ("IPSA") for this reporting period.
Microchip will merge Atmel's products into our Conflict Minerals program. A joint RCOI will begin in June 2016, which will produce one, integrated, smelter set for integrated circuits and one smelter set for other products. The smelter sourcing due diligence will be conducted using Microchip's rigorous due diligence process. Atmel's products will be included in our May 2017 Form SD for Conflict Minerals with attached Conflict Minerals Report.
1.1    Microchip Products
Our product portfolio is comprised of general purpose and specialized 8-bit, 16-bit, and 32-bit PIC® microcontrollers and 16-bit dsPIC® digital signal controllers, most of which feature on-board Flash (reprogrammable) memory technology. In addition, we design, manufacture, contract to manufacture, and sell a broad spectrum of high-performance linear, mixed-signal, power management, thermal management, RF, safety and security, and interface devices, as well as serial EEPROMs, Serial Flash memories and Parallel Flash memories and serial SRAM memories. We also license Flash-IP solutions that are incorporated in a broad range of products. Our synergistic product portfolio targets thousands of applications worldwide and a growing demand for high-performance designs in the automotive, communications, computing, consumer and industrial control markets.
Our strategic focus is on embedded control solutions, including:

1.	Microcontrollers

2.	Analog, interface and mixed signal products

3.	Memory products

4.	RF modules and touch screen controller boards

5.	System-in-Package ("SiP") hybrid modules

6.	Development tools

7.	Technology licensing
A more detailed discussion of our product categories and the products relating to each category for calendar year 2015 are contained in our Annual Reports for fiscal year 2015 (filed on May 26, 2015) and fiscal year 2016 (filed on May 24, 2016).
Microchip product Categories 1, 2, 3, 4, and 5 above are components incorporated into customers' products. Category 6 is research and application development tools used by customers' design engineers to design and test products. Category7, technology licensing, is not a physical product. Conflict minerals are not relevant to Category 7. All references to products hereafter include Microchip and all subsidiaries' products (prior to the acquisition of Atmel) in Categories 1-6 that were manufactured by Microchip or its subsidiaries, or contracted by Microchip or its subsidiaries to be manufactured, and within the scope of Rule 13p-1 ("Microchip products") unless specifically attributed to Microchip or a specific subsidiary (e.g. "Microchip Category A products" vs. "subsidiary Category A products").

For purposes of Conflict Minerals activities and reporting, we have categorized Microchip products as:

Conflict Minerals Disclosure Category	Conflict Minerals Product Description	Annual Report Product Description
A
Integrated circuits including touch screen controller ICs (e.g. PIC®Microcontrollers, dsPIC® Digital Signal Controllers, touch and gesture sensing solutions, analog and interface, RF front end products, wireless audio, USB and wireless solutions, embedded security products, memory products, medical electronics, LED drivers, printer/EL drivers, printer/EL drivers, telecommunications, general industrial.)

		1, 2 and 3
B	RF modules and touch screen controller boards	4
C	System-in-Package (SiP) hybrid modules	5
D	R&D application development printed circuit boards and system kits	6
We conducted an analysis of Microchip products and found that small quantities of tin, tantalum, tungsten and/or gold ("3TG"), necessary to their functionality or production, are found in substantially all Microchip products (Categories A, B, C, and D).
1.2    Conflict Minerals Report
For all product categories, we have been unable to conclusively determine the origin of the 3TG that our products contain, or to conclusively determine to what extent they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. Our suppliers reported at broad levels, often at the company or large product family level. None of our suppliers identified which entities sourced Microchip products and none of our suppliers reported that all entities identified on their Conflict Free Sourcing Initiative Conflict Minerals Reporting Template ("CFSI CMRT") sourced Microchip products. This report describes our Reasonable Country of Origin Inquiry ("RCOI") for context, the due diligence measures we took on the 3TG source and chain of custody, a description of the products manufactured or contracted to be manufactured for which we controlled the design and specified or approved the utilized materials, the results of our due diligence efforts, and expected risk assessment and mitigation steps.
1.3    Supply Chain
Microchip Products
It was only practicable to conduct and complete a RCOI of all of our suppliers for Category A products in the reporting period ended December 31, 2015. In calendar year 2015, Microchip began a new RCOI for

Category B, Category C, and Category D products. In calendar year 2015, Microchip focused on Category A, the highest volume, highest revenue products, representing greater than 90% of Microchip revenue in fiscal year 2015.
Microchip acquired Supertex, Inc. in April 2014 and Micrel, Inc. in August 2015. All Category A products for these business acquisitions were included in the 2015 RCOI. However, approximately 50% of Category B, Category C, and Category D products for these acquired businesses were able to be included in the parallel RCOI because we did not yet have access to a comprehensive discrete component bill of materials.
1.3.1    Category A – Integrated Circuits
Integrated circuits are manufactured and assembled by Microchip and contract manufacturers. The first tier supply chain to Microchip is best illustrated by three categories: (1) raw material suppliers; (2) silicon foundries; and (3) assembly subcontractors. Raw material suppliers support Microchip's two primary manufacturing sites where Microchip manufactures integrated circuits on raw silicon and our backend assembly sites.

1.3.2	Categories B, C and D -- RF Modules, Touch Screen Controller Boards, SiP Hybrid Modules, and R&D Application Development Printed Circuit Boards and System Kits
RF Modules, touch screen controller boards, SiP hybrid modules, and R&D application development tools are assembled by Microchip and contract manufactures. For Category B, Category C, and Category D products assembled by contract manufacturers, Microchip's design engineers specify the type and manufacturer of each discrete component. The contract manufacturers order the components, bare printed circuit boards or substrates, where applicable, and materials used in these products from their lower tier suppliers. Microchip does not have visibility or expertise to know if 3TG is necessary for functionality or production of all of the materials, components, and peripheral equipment that make up the components on Category B, Category C, and Category D products. The contract manufacturers may not have that visibility either. Many suppliers to the contract manufacturers in turn have suppliers. Transparency through the supply chain is challenging and takes time. We refined our list of verified suppliers to 316 suppliers and more than 10,000 individual component part numbers. We found many different methods by which Microchip's internal product design groups produced bills of materials for the contract manufacturers to use. We recognized the presence of obvious, functional 3TG - tantalum in tantalum capacitors, gold on RF impedance-constrained circuit boards and certain connectors, tin used to mount components to circuit boards, as examples. However, understanding where or if other 3TG were present, and whether they were functional, was challenging. We expect our contract manufacturers to provide information on the origin of the 3TG contained in materials chosen and purchased directly by the contract manufacturers (e.g. tin solder and bare circuit boards). Microchip asked those same contract manufacturers to provide information on the origin of any 3TG contained in other materials, discrete components, and peripheral equipment that make up Category B, Category C, and Category D products, but that proved challenging for the contract manufacturers. In order to overcome this challenge Microchip diligently conducted outreach to its Category B, Category C, and Category D supply chains. In our RCOI starting in May 2015 and ending January 2016 for Category B, Category C, and Category D products we were able to achieve a response rate of greater than 75% from our suppliers overall, or essentially 100% of valid suppliers. This was a great achievement as it previously took 18 months to receive a response rate of 75% in our 2013/2014 RCOI. This is due to the continued growth and influence of the conflict mineral program around the world, and Microchip’s diligent work during our 2015 RCOI. Microchip still has many of the same hurdles that we encountered in our 2013/2014 RCOI, but we are confident that in the future we will be able to obtain an increased response rate from our suppliers in our Category B, Category C, and Category D supply chains.
1.4    Conflict Minerals Policy
Microchip has adopted a Conflict Minerals policy. Our publicly available policy is on our company website at www.microchip.com. Our policy in effect on the date of this filing appears below in italics:
Microchip Technology Incorporated and all subsidiaries (collectively, "Microchip") join many others who are deeply concerned regarding the human tragedies occurring in the Democratic Republic of the Congo and adjoining countries ("Covered Countries") associated, in part, with the mining of columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold ("Conflict Minerals" or "3T&G")1
These minerals originate from various continents, but armed groups engaged in, or interfering with, mining operations within the Covered Countries are believed to subject workers and indigenous people to serious human rights abuses and are using proceeds from the sale of these Conflict Minerals to finance and sustain regional conflicts.
1Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 1502.

Microchip supports responsible minerals sourcing within the Covered Countries to encourage viable and ethical revenue streams for the local communities. We recognize and support the need to develop programs which allow for improved transparency in 3T&G mining and transport of Conflict Minerals and improved traceability within the 3T&G supply chain.
Microchip, its executive management and its business groups, take corporate governance and business ethics seriously. Tantalum, tin, tungsten, and gold are used in electronics products, including products manufactured by Microchip.
Microchip is diligently working toward a goal of assuring our products are manufactured and are sourced from socially responsible supply chains. In pursuit of that goal Microchip is doing the following:

•
Participating as a member of the Conflict Free Sourcing Initiative ("CFSI") that engages Smelters and Refiners ("SOR") and conducts audits of the SOR against responsible minerals sourcing protocols. The CFSI maintains lists of SOR that have successfully completed responsible minerals sourcing audits (including audits by similar industry-specific trade organizations) or are actively participating with the CFSI or similar organization ("compliant" and "active" smelter lists, respectively), and the CFSI publishes the industry-standard Conflict Minerals Reporting Template for conducting a Reasonable Country of Origin Inquiry ("RCOI").

•
Conducting annual RCOI and subsequent due diligence required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"). Microchip uses the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template ("CMRT") for our RCOI.

•	Retaining professional third-party smelter sourcing due diligence.

•	Presenting mineral sourcing risks to Microchip's senior management.

•
Disallowing SOR into our integrated circuit supply chain that are not cooperating with, or that are no longer cooperating with, the CFSI's Conflict Free Smelter Program or similar mineral sourcing audit programs.

•
Providing information to suppliers and expecting each to source materials from socially responsible supply chains and to accurately and comprehensively disclose their list of SOR, either at company level or specific to those materials incorporated into Microchip's products. .

•	Publicly disclosing our conflict minerals policy, RCOI implementation procedures, and SOR sourcing due diligence.

•
As responsible minerals sourcing audit programs mature, and the pool of SOR recognized CFSI "compliant" increases and becomes more viable, we will expand our expectation that our suppliers source 3T&G from SOR that are recognized CFSI "compliant". Today, Microchip's integrated circuit supply chain contains only CFSI "compliant" (97.2%) and CFSI "active" (2.8%) SOR. Microchip engages "active" SOR encouraging timely completion of responsible minerals sourcing audits.

•	Include a conflict minerals flow-down clause in new and renewed supplier contracts and purchase terms and conditions.
2.    REASONABLE COUNTRY OF ORIGIN INQUIRY (RCOI)
The difference in product complexity and size of the respective supply chains of our different categories of products necessitated a different RCOI approach for the second reporting year.
2.1    Category A Products
Beginning in July 2015, Microchip sent the CFSI CMRT with a set of educational and instructional document, including a list of prohibited smelters, requesting completion of the CFSI CMRT to well-defined raw materials suppliers and its contract manufacturers for Category A products.
We reviewed the responses against criteria developed to determine valid responses and to identify candidates for subsequent inquiry ("Response Criteria"). For Microchip Category A inquiries, we received responses that we considered valid, including some requiring subsequent inquiry, from all first tier suppliers.

Table 1        Category A Products, Smelter Metrics - 142 Total Smelters

	Smelters recognized by the CFSI CFSP compliant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by CFSI CFSP, TI-CMC, LBMA, or similar	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries	Smelters that use 100% scrap or recycled sources
Tantalum	23 of 23	0 of 23	16 of 23	0 of 23
Tin	45 of 47	2 of 47	2 of 47	8 of 47
Tungsten	15 of 16	1 of 16	2 of 16	0 of 16
Gold	55 of 56	1 of 56	5 of 56	17 of 56
All smelters for Category A products known to source from the Covered Countries, or for which there is reason to believe may source from the Covered Countries, are recognized as compliant with CFSI Conflict Free Smelter Program's (CFSP) responsible mineral sourcing protocols and, as such, are listed on the CFSI’s "compliant" smelter list.
2.2    Category B, Category C, and Category D Products
For Category B, Category C, and Category D products, were started a RCOI in May 2015. Having previously identified and queried the printed circuit board manufacturers and the subcontract manufacturers’ unique materials, we successfully expanded our inquiry of discrete component manufacturers for all Categories and manufacturers of peripheral equipment included in our Category D application development kits.

•
By the end of the reporting year, for Microchip's Category B, Category C, and Category D inquiries, we were able to successfully contact essentially 100% of valid first and second tier Category B, Category C, and Category D suppliers, up from 75% the previous reporting year. Overall, -we received CMRTs from 75% of the supply chain that met Microchip's acceptance criteria.

Table 2	Category B, Category C, and Category D Products, Smelter Metrics - 299 Total Smelters

	Smelters recognized by the CFSI CFSP compliant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by CFSI CFSP, TI-CMC, LBMA, or similar	Smelters not actively participating in sourcing audits by CFSI CFSP, TI-CMC, LBMA, or similar	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	38 of 46	0 of 46	0 of 46	24 of 46
Tin	57 of 83	10 of 83	16 of 83	3 of 83
Tungsten	28 of 45	12 of 45	5 of 45	4 of 45
Gold	78 of 125	14 of 125	33 of 125	6 of 125

All smelters for Category B, Category C, and Category D products known to source from the Covered Countries, or for which there is a reason to believe may source from the Covered Countries based on business relationships, are recognized as compliant with CFSI Conflict Free Smelter Program's (CFSP) responsible sourcing protocols and, as such, are listed on the CFSI’s "compliant" smelter list.
46 of the 299 reported smelters for Category B, Category C, and Category D products (15%) were found to be 100% scrap recyclers.
3.    DUE DILIGENCE PROCESS
3.1    Design of Due Diligence
We made a good faith effort in the reporting year to work within the framework of the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing ("OECD Guidance") and related Supplements for 3TG.
3.2    Management Systems
Microchip operates under a set of Guiding Values and a Code of Business Conduct & Ethics that forms the foundation of all management systems at Microchip. Continuing through the reporting year, Microchip expressed its concern and commitment regarding Conflict Minerals sourcing from the DRC and Covered Countries in a publicly available policy statement on Conflict Minerals as set forth in Section 1.4 above.

3.2.1     Internal Team
Continuing through the reporting year, Microchip's management system for Conflict Minerals included a team of corporate representatives from relevant functions, including corporate environmental services, product environmental, supply management, risk management, corporate social responsibility and legal. The team is sponsored by Microchip's CFO, and senior management was briefed about the results of due diligence efforts, including minerals sourcing risks.
The Conflict Minerals team is responsible for implementing the Conflict Minerals compliance strategy, including formalizing Conflict Minerals due diligence practices, developing supplier risk assessment criteria and responses to risk. The team is led by the Sr. Manager of Site Services and Risk Loss who acts as the Conflict Minerals program manager.
3.2.2    Control Systems
To encourage establishment of a system of controls and transparency over the mineral supply, we participate in the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative's (EICC-GeSI) Conflict Free Sourcing Initiative ("CFSI") to promote validation programs, increase our knowledge of smelters and refiners in the supply chain, understand the scope and process for audit and validation program plans for metal-specific trade organizations, gain insight into which smelters are known to source from the covered countries, and join discussions of emerging practical due diligence experiences.
During the reporting year Microchip engaged a third-party due diligence consultant experienced with smelter sourcing research and with a proven record of smelter engagement. The consultant reviewed sorted smelter data obtained from our 2015 RCOI for Category A products and raw, unsorted smelter data from our 2015 RCOI for Category B, Category C, and Category D products, and then prepared a technical file for each.
Mineral sourcing risk, including customer perception of sourcing risk, is presented to Microchip's senior management.
3.2.3    Supplier Engagement
Microchip's supplier engagement activities in the reporting year focused primarily on Microchip Category A suppliers. During the reporting year we requested completion of the CFSI CMRT by raw material suppliers and contract manufacturers of Category A products using an educational request letter that included training materials developed by Microchip, a prohibited smelters list, and referral to training materials developed by and available through the CFSI. We reviewed responses against criteria developed to determine the number of valid responses ("Response Criteria") and we followed up for corrections and clarifications as needed. During the reporting year all reported smelters for Category A products were found to be either listed in the CFSI "compliant" smelter lists or their "active" smelter lists. Over the course of the year, the CFSI decertified one tin smelter, however, because the smelter committed to the CFSI to remedy identified discrepancies and publically committed to rejoin the "compliant" smelter list by the end of January 2016, the CFSI created a special category for smelters voluntarily undertaking extended corrective action. Microchip and many others in the electronics industry communicated directly to this smelter concern regarding following through with the remedial activities to which they committed. Ultimately, this tin smelter did follow through on its commitments, remedied discrepancies, and rejoined the CFSI "compliant" smelter list. This smelter remains in Microchip's reported smelter set for all Categories of products.
For Microchip's Category B, Category C, and Category D products, Microchip expanded its engagement with the second and third tier discrete component and peripheral equipment suppliers using the CFSI CMRT and educational materials. We continue to encounter circumstances where the manufacturer of the discrete component declined to provide a completed CMRT because we are not their direct customer - our contract manufacturers are their direct customer but the contract manufacturers are not responsible for specifying the discrete components.
3.2.4    Grievance Mechanism
Microchip has grievance mechanisms whereby employees, suppliers, and others can report suspected non-compliance with legal requirements and suspected non-compliance with Microchip's Code of Business Conduct & Ethics.
Our Code of Business Conduct & Ethics policy (HR-690), Compliance with Laws policy (HR-685) and Reporting Legal Non-Compliance policy (HR-675) include complaint procedures. These policies are publicly available at www.microchip.com/about-us/corporate-responsibility/ethics-conduct.
3.2.5    Maintain Records
Microchip has developed a process for collecting and retaining RCOI and due diligence documentation that was directed, controlled, and archived by the Conflict Minerals team.

3.3    Identify and Assess Risk in the Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and evolution of our supply chain, it can be difficult to identify suppliers upstream from our first tier (direct) suppliers. Accordingly, we identify direct suppliers that supply products to us that may contain Conflict Minerals. We pursue smelter identification using the CFSI CMRT. We participate in the CFSI as an integral part of our supply chain identification and due diligence and risk assessment processes.
Continuing in the reporting year we successfully removed smelters from our Category A products' supply chain that were not cooperating with the CFSI CFSP. Specifically, we removed smelters that were removed from, the CFSI CFSP’s "active" smelter list.
3.4    Design and Implement a Strategy to Respond to Risks
We believe that understanding smelter sourcing practices is the best method that can eventually lead to certain determination of a product's conflict status. To that end, Microchip is a member of the CFSI. We review the lists of smelters reported by our supply chain against the CFSI CFSP "compliant" smelter lists, their "active" smelter lists, and the TI-CMC "active" smelter list (TI-CMC Category A Members Progressing Toward CFSP Validation).
If we have reason to believe that any of our suppliers are supplying us with 3TG from sources that support conflict in the Covered Countries, we will engage them to establish an acceptable alternative source of 3TG that does not support such conflict. We also encourage smelters reported by our supply chain and for which we can locate viable contact information to voluntarily participate in the CFSI CFSP, or similar sourcing audit programs leading to recognition by the CFSI CFSP as compliant with the organization’s responsible minerals sourcing protocols.
3.5    Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners, and do not perform or direct audits of these entities within our supply chain. During the reporting year, Microchip purchased gold bond wire directly from two large gold refiners; each of these gold refiners is recognized by the CFSI CFSP as compliant with the organization's responsible minerals sourcing protocols. We support responsible minerals sourcing audits through membership in the CFSI.

3.6    Report on Supply Chain Due Diligence
In addition to this report, we communicate our Conflict Minerals activities in our annual Sustainability Report and in our Conflict Minerals sourcing policy. All are available on our company website at www.microchip.com.
The information on our website is not incorporated into this CMR.
4.    DUE DILIGENCE RESULTS
4.1    Request Information
We conducted a Reasonable Country of Origin Inquiry ("RCOI") of those suppliers described above using the CFSI CMRT. The CFSI CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide 3TG to a company's supply chain.
4.2    Summary Results for All Product Categories
Based on RCOI information provided by suppliers in Microchip's supply chains, our own due diligence efforts, and due diligence provided by our consultant, the facilities that may have processed the 3TG in Microchip's Category A products include those listed in Table 3, and that may have processed the 3TG in Microchip's Category B, Category C, and Category D products include those listed in Table 4.
Based on our due diligence efforts, Microchip does not have sufficient information to conclusively determine the countries of origin for the 3TG in our products. Based on information provided by Microchip's suppliers, our due diligence consultant, the CFSI and others, Microchip believes that the countries of origin for the 3TG in our products include the countries listed in Table 5.
While we identified 25 smelters for Category A products that use exclusively scrap or recycled sources of 3TG, we determined that no correlation can be made to any specific Microchip Category A product type, technology family, or part number. No Microchip Category A product is made exclusively with 3TG sourced exclusively from scrap or recycled sources.
While we identified 46 smelters for Category B, Category C, and Category D products that use exclusively scrap or recycled sources of 3TG, we determined that no correlation can be made to any specific Microchip Category B, Category C, and Category D product types, technology families, or part number. No Microchip Category B, Category C, and Category D product is made exclusively with 3TG sourced exclusively from scrap or recycled sources.
Microchip's independent due diligence produced information suggesting 25 reported smelters for Category A products either are known to source from the Covered Countries, or there is reason to believe that they may or could source from the Covered Countries based upon their business relationships. Each of these smelters is recognized by the CFSI CFSP to be compliant with the organization's responsible minerals sourcing protocols and is listed on the CFSI CFSP "compliant" smelter lists.
Microchip's independent due diligence produced information suggesting 37 reported smelters for Category B, Category C, and Category D products either are known to source from the Covered Countries, or there is reason to believe that they may or could source from the Covered Countries based upon their business relationships. Each of these smelters is recognized as by the CFSI CFSP to be compliant with the organization's responsible minerals sourcing protocols and is listed on the CFSI CFSP "compliant" smelter lists. Microchip performed additional due diligence for the 54 smelters that appeared on neither the CFSI CFSP "compliant" smelter list, nor the "active" smelter list. The review criteria include a determination of the geographic location, whether there is a known, actively mined, and economically viable reserve of 3TG in the area, whether there is positive evidence of responsible and/or irresponsible sourcing, whether there is contrary evidence of responsible sourcing - all from publicly available sources, the smelters' websites, the UN Group of Experts, NGOs, and the CFSI and similar organizations, and from our due diligence consultant's communication with certain smelters. From this due diligence review Microchip concludes:

•
Among the 54 smelters, geographical locations were consistent with highly mineralized regions and there were no findings of positive evidence of irresponsible sourcing, and no contrary evidence. No verifiable evidence of irresponsible sourcing from the Covered Countries was found.

4.3    Efforts to Determine Mine or Location of Origin
We have determined that participation in CFSI, requesting our suppliers complete the CFSI CMRT, and retaining a third-party due diligence consultant in the reporting year are reasonable ways to determine the mines or countries of origin of the 3TG in our supply chain.
4.4    Smelters or Refiners
4.4.1    Category A

•
Microchip does not source 3TG directly from the Covered Countries, and Microchip typically does not source 3TG directly from smelters or refiners. The exception is gold bond wire. In this reporting year, Microchip purchased gold bond wire directly from two large refiners, each of which is recognized by the CFSI CFSP as compliant with the organization’s responsible minerals sourcing protocols and is listed on the CFSI CFSP "compliant" smelter lists.

Based on RCOI information provided by suppliers in Microchip's supply chains, our own due diligence efforts, and due diligence provided by our consultant, the facilities that may have processed the 3TG in Microchip's Category A products include those listed in Table 3, and that may have processed the 3TG in Microchip's Category B, Category C, and Category D products include those listed in Table 4.
5.    STEPS TO BE TAKEN TO MITIGATE RISK
We intend to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.
Continue to work with the CFSI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.

b.	Consolidate RCOI and due diligence practices and activities into a Conflict Minerals management system.

c.	Continue to retain a third-party due diligence consultant experienced with smelter sourcing research and direct smelter engagement.

d.	Conduct annual reporting year RCOI for Category A products using the CFSI CMRT.

e.
Start anew the RCOI for Category B, Category C, and Category D products using CFSI CMRT. Microchip will communicate its expectation that suppliers for Category B Category C, and Category D products begin to remove uncooperative smelters, and smelters that are not actively participating with the CFSI CFSP, or similar sourcing programs from the products they provide to Microchip through Microchip's contract manufacturers.

f.	Develop supplier engagement strategies that intended to improve the RCOI response rate for Category B, Category C, and Category D suppliers where Microchip is a second tier customer or lower.

g.	Through our efforts, or those of our due diligence consultant, engage with selected smelters to encourage participation with the CFSI CFSP responsible minerals sourcing audits.

h.
Continue to remove smelters from our Category A supply chain that become uncooperative with the CFSI CFSP, or who were at one time, voluntarily participating with the CFSI CFSP responsible minerals sourcing audit program or similar programs but are no longer on the CFSI CFSP "active" smelter lists or their "compliant" smelter lists unless the CFSI places the smelter into its smelters undergoing extended corrective action category. Microchip will review the business need for a smelter in this category and may, depending on the cause for removal and the nature and content of affirmative commitments made by the affected smelter, choose to retain the smelter in its supply chain.

i.	Engage with direct suppliers found to be supplying us with 3TG from sources that support conflict in any Covered Country to seek to establish an acceptable alternative source of 3TG.

j.
As validation programs mature and the pool of validated CFSI CFSP "compliant" smelters and refiners becomes more viable, expand our expectation that our suppliers source 3TG from smelters and refiners that are recognized by the CFSI CFSP to be compliant with the organizations responsible minerals sourcing protocols and include a Conflict Minerals flow-down clause in new and renewed supplier contracts.

TABLE 3

Category A Products
Smelters Reported to be in Supply Chain

The RCOI producing this data was completed principally by September 16, 2015, with periodic revision based upon validation due diligence through April 20, 2016. 100% of supply chain reported.

Metal	Standard Smelter Name	Smelter Location Country
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co Ltd	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Nihon Material Co. Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PAMP SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiujiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineracão Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	Plansee SE Liezen	Austria
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	China Tin Group Co., Ltd.	China
Tin	Cooperative Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallo Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tim	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah (Persero), Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Group (Holding) Company, Ltd.	China
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd	Japan
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

TABLE 4

Category B, Category C, and Category D Products
Smelters Reported to be in Supply Chain

The RCOI producing this data began May 19, 2015, and continued through January 1, 2016. The smelter set below was derived primarily by December 4, 2015, with periodic revision based upon validation due diligence through February 22, 2016. Approximately 75% of supply chain reported.

Metal	Standard Smelter Name	Smelter Location Country
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres & Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Faggi Enrico S.p.A.	Italy

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Geib Refining Corporation	United States
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spólka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic Of
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company, Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalúrgica Met-Mex Peñoles, S.A. DE C.V.	Mexico
Gold	Metalor Technologies (Hong Kong) Ltd	China
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	SAMWON Metals Corp.	Korea, Republic Of
Gold	SAXONIA Edelmetalle-GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A. S.p.A.	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tongling Nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Korea, Republic Of

Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhingao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan

Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurigical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Materials Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Persona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Jinye Mineral Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Linwu Xianggui Ore Smelter Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Table 5
Countries of Origin

Australia	Malaysia
Austria	Mexico
Belgium	Netherlands
Bolivia	New Zealand
Brazil	Peru
Burundi	Philippines
Cambodia	Poland
Canada	Russian Federation
Chile	Rwanda
China	Singapore
Democratic Republic of Congo	South Africa
Estonia	Spain
Finland	Sweden
Germany	Switzerland
India	Taiwan
Indonesia	Tanzania
Italy	Thailand
Japan	Turkey
Kazakhstan	United States of America
Korea, Republic Of	Uzbekistan
Kyrgyzstan	Vietnam
Laos	Zimbabwe

Caution Concerning Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the statements that we are working toward a goal to ensure our products are manufactured and/or sourced from socially responsible supply chains, that we plan to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that support conflict in the DRC and the steps set forth in Section 5 that we intend to take to improve the due diligence conducted. We also use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. All forward-looking statements involve risk and uncertainty. Our actual results could differ materially from the results anticipated in these forward-looking statements for a number of reasons including changes in our supply chain, our ability or inability to obtain an adequate supply of materials from current or alternative suppliers and the cost of such materials, the level of cooperation we receive from our suppliers with respect to our further due diligence, changes in regulations in the U.S. or other countries (including the Covered Countries), or changes in political or economic conditions in the U.S. or other countries (including the Covered Countries). For a detailed discussion of these and other risk factors, please refer to Microchip's filings on forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements. We disclaim any obligation to update information contained in any forward-looking statement.